UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

Current Report

Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

MARCH 10, 2021

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EMPIRE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-16653	73-1238709
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2200 S. Utica Place, Suite 150, Tulsa Oklahoma 74114

(Address of Principal Executive Offices) (Zip Code)

(539) 444-8002

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	EMPR	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Cross First Third Amendment

Empire North Dakota LLC, a Delaware limited liability company ("Empire North Dakota"), and Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), are wholly owned subsidiaries of Empire Petroleum Corporation (the "Corporation").

As previously reported on the Current Report on Form 8-K of the Corporation filed on September 25, 2018 (the "CrossFirst No. 1 Form 8-K"), Empire Louisiana entered into a senior revolver loan agreement with CrossFirst Bank ("CrossFirst") dated as of September 20, 2018 (the "Loan Agreement"). A copy of the Loan Agreement is filed as Exhibit 10.1 to the CrossFirst No.1 Form 8-K.

As previously reported on the Current Report on Form 8-K of the Corporation filed on April 2, 2019 (the "CrossFirst No. 2 Form 8-K"), effective as of March 27, 2019, Empire Louisiana, Empire North Dakota and CrossFirst entered in that certain first amendment to the Loan Agreement (the "First Amendment"). A copy of the First Amendment is filed as Exhibit 10.1 to the CrossFirst No.2 Form 8-K.

As previously reported on the Current Report on Form 8-K of the Corporation filed on October 6, 2020 (the "CrossFirst No. 3 Form 8-K"), effective as of June 30, 2020, Empire Louisiana, Empire North Dakota and CrossFirst entered in that certain second amendment to the Loan Agreement (the "Second Amendment"). A copy of the Second Amendment is filed as Exhibit 10.1 to the CrossFirst No. 3 Form 8-K.

On March 10, 2021, Empire Louisiana, Empire North Dakota and CrossFirst entered in that certain third amendment to the Loan Agreement, dated as of December 31, 2020 (the "Third Amendment"). The Third Amendment amended the Loan Agreement to, among other things: (1) add certain definitions; (2) continue the revolver commitment in the maximum principal amount of $20,000,000; (3) redetermine the collateral borrowing base in the amount of $8,520,000; (4) reaffirm the quarterly commitment reduction (QCR) payments; (5) waive certain non-compliance with the maximum leverage ratio covenant and minimum interest coverage ratio covenant; (6) suspend the maximum leverage ratio covenant for the fiscal quarter ended December 31, 2020, with it resuming with the fiscal quarter ending March 31, 2021; (7) suspend the minimum interest coverage ratio covenant for the fiscal quarter ended December 31, 2020, with it resuming with the fiscal quarter ending March 31, 2021; (8) implement a leverage ratio covenant of less than (a) 6.00 to 1.00 commencing with the fiscal quarter ending March 31, 2021, (b) 5.50 to 1.00 commencing with the fiscal quarter ending June 30, 2021, (c) 5.00 to 1.00 commencing with the fiscal quarter ending September 30, 2021, (d) 4.50 to 1.00 commencing with the fiscal quarter ending December 31, 2021, and (e) 4.00 to 1.00 commencing with the fiscal quarter ending March 31, 2022 and thereafter; and (9) waive non-compliance with the minimum hedging requirements through the period ended December 31, 2020.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

PIE Warrant Certificates

As previously reported on the Current Report on Form 8-K of the Corporation filed on August 11, 2020, the Corporation entered into a securities purchase agreement dated as of August 6, 2020 with Petroleum Independent & Exploration LLC, a Nevada limited liability company (“PIE”), pursuant to which PIE purchased (a) 3,500,000 shares of the Corporation’s common stock, (b) a warrant to purchase up to 2,625,000 shares of the Corporation’s common stock at an exercise price of $0.20 per share, (c) a warrant to purchase up to 1,800,000 shares of the Corporation’s common stock at an exercise price of $0.25 per share (the “PIE-2 Warrant”), (d) a warrant to purchase up to 8,136,518 shares of the Corporation’s common stock at an exercise price of $0.10 per share, and (e) a warrant to purchase up to 11,066,667 shares of the Corporation’s common stock at an exercise price of $0.141 per share, for an aggregate purchase price of $525,000. On March 11, 2021, the Corporation and PIE amended the warrant documentation to, among other things, remove the vesting provisions from the “PIE-2 Warrant (the “Warrant Amendment”). The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the full terms and conditions of the Warrant Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. On March 12, 2021, the forgoing warrants were exercised in full for an aggregate exercise price of approximately $3,350,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

For information on a direct financial obligation that is material to the Corporation, see Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Third Amendment to Senior Revolver Loan Agreement, dated as of December 31, 2020, by and between Empire Louisiana LLC, Empire North Dakota LLC and CrossFirst Bank

10.2	Letter Agreement dated as of March 11, 2021 by and between Empire Petroleum Corporation and Petroleum Independent & Exploration LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION
Date: March 12, 2021	By:	/s/ Michael R. Morrisett
Michael R. Morrisett President